Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SuperCom Ltd. of our report dated April 28, 2025 relating to the financial statements which appear in SuperCom Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Yarel + Partners
Yarel + Partners
Certified Public Accountants (Isr.)

Tel Aviv, Israel
February 13, 2026